EXHIBIT 10.26


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                                 FIRST AMENDMENT

                                       TO

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                     BETWEEN

                                 IRMGLOBAL CORP.

                                       AND

                                 SATISH K. SANAN


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                                 FIRST AMENDMENT
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment, effective as of January 1, 1999, is to the Executive Employment Agreement dated the 31st day of October, 1996, by and among IMRGLOBAL CORP. (formerly known as INFORMATION MANAGEMENT RESOURCES, INC.) (the "Company") and SATISH K. SANAN ("Employee").

BACKGROUND.

         The Company and Employee desire to amend the Executive Employment Agreement ("Agreement") as described in this Amendment to cap the Financial Performance Bonus payable to Employee at $1,000,000 and instead to provide for a line of credit for Employee.

         Except as modified by this Amendment, all terms of the Agreement shall continue in full force and effect. All capitalized terms used in this Amendment shall have the same meaning as in the Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto, the parties hereby agree to amend the Agreement as follows:

1. The Agreement, in paragraph 5.B.(i.), provides for Employee to receive an annual Financial Performance Bonus in an amount equal to 2% of the Company's consolidated pre-tax net income for the current year, to be determined without consideration for any bonus amounts under the Agreement. It is hereby agreed that the maximum amount of such Financial Performance Bonus shall be $1,000,000 and further clarified that the Financial Performance Bonus shall be determined disregarding the impact of one time charges for items such as In Process Purchased Technology and acquisition expenses.

2. The Agreement, in paragraph 5.B.(iii), provides that the Employee will be allowed to draw quarterly up to fifty percent (50%) of the estimated Financial Performance Bonus based on the budget for consolidated pre-tax net income adopted as part of the Company's business plan approved by its Board of Directors. It is hereby agreed that Employee can draw against the estimated Financial Performance Bonus in full at any time of the year.

3. It is hereby agreed that the Company shall provide Employee an unsecured line of credit of up to $5,000,000.00 at an interest rate of 1% above prime.


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         IN WITNESS WHEREOF, the parties hereto have affixed their seals and executed this Amendment effective as of the date first above written.

                                            IMRglobal CORP.:


                          BY: /s/ DILIP PATEL
                              --------------------------------------------------
                              Dilip Patel, Vice President and Co-General Counsel


                          DATE: AUGUST 17, 1999
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                          EMPLOYEE:


                          /s/ SATISH K. SANAN                             (SEAL)
                          ------------------------------------------------------
                          Satish K. Sanan, Individually


                          DATE: AUGUST 17, 1999
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